                                                                      Exhibit 22

                        MOVIE STAR, INC. AND SUBSIDIARIES

Registrant owns 100% of the voting securities of its subsidiaries, which are included in the consolidated financial statements.

     Name of Subsidiary               Ownership      State of Incorporation
     ------------------               ---------      ----------------------
Sanmark International Taiwan, Inc.       100%              Delaware

P.J. San Sebastian, Inc.                 100%              Delaware

Cuteslumber Inc.                         100%              New York

Sanmark de Mexico S.A. de C.V.           100%              Mexico


                                      IV-8